       As filed with the Securities and Exchange Commission on April 18, 1997
                                                  Registration No. 333- ______
 ______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                      ____________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ONSALE, INC.
               (Exact name of issuer as specified in its charter)

       Delaware                                       77-0408319
(State of Incorporation)                 (I.R.S. Employer Identification No.)

              1861 Landings Drive, Mountain View, California 94043 (Address of Principal Executive Office Including Zip Code)

                                  ONSALE, INC.
                           1995 EQUITY INCENTIVE PLAN
                           1996 DIRECTORS OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                           (Full title of the plans)

                               John F. Sauerland
                            Chief Financial Officer
                       ONSALE, Inc., 1861 Landings Drive

                        Mountain View, California 94043
                                 (415) 428-0600
           (Name, address and telephone number of agent for service)

                                    Copy to:
                                 ADAM W. WEGNER
                               FENWICK & WEST LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306

---------------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                                                     Proposed
Title of                          Amount             Maximum            Proposed Maximum
Securities to                     to be              Offering           Aggregate Offering    Amount of
Be Registered                     Registered         Price per Share    Price                 Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001    1,847,416 (1)      $6.19(2)            $15,024,933.00        $4,553.01

Common Stock, par value $0.001    1,863,300 (3)      $1.92(4)
---------------------------------------------------------------------------------------------------------------

(1) Shares available for grant as of April 17, 1997 under the 1995 Equity Incentive Plan, 1996 Directors Stock Option Plan and available for issuance under the 1996 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on April 17, 1997.

(3) Shares subject to options outstanding as of April 17, 1997 under the 1995 Equity Incentive Plan.

(4) Weighted average per share exercise price of options outstanding as of April 17, 1997 under the 1995 Equity Incentive Plan.

Item 1.  Plan Information.*
------   ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
------   -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's prospectus filed with the Commission on April 18, 1997 under Rule 424(b) of the Securities Act of 1933, as amended, which contains audited financial statements for the fiscal year ended December 31, 1996.

         2. The description of the Company's Common Stock contained in the Company's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. At this time, Delaware General Corporation Law does not permit indemnification for liability (i) for any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Company is required, with certain exceptions, to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, (iii) the rights conferred in the Bylaws are not exclusive and (iv) the Company is authorized to enter into indemnity agreements with its directors, officers, employees and agents.

         The Company has entered into indemnity agreements with each of its directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company's Bylaws and to provide additional procedural protections.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Exhibit No.     Description
-----------     -----------

4.01* Certificate of Incorporation filed on (previously filed as Exhibit 3.01 to Registration Statement on Form S-1, File No. 333-18459)

4.02* Bylaws as of December 12, 1996 (previously filed as Exhibit 3.02 to Registration Statement on Form S-1, File No. 333-18459)

4.03* Investors Rights Agreement dated as of September 12, 1996 (previously filed as Exhibit 4.01 to Registration Statement on Form S-1, File No. 333-18459)

5.01            Opinion of Fenwick & West LLP

23.01           Consent of Counsel (included in Exhibit 5.1)

23.02           Consent of Price Waterhouse LLP

24.01           Power of Attorney (See page II-4)

___________________________

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9.   Undertakings.
          -------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

        Pursuant to the requirements of the Securities Act of 1933, the registrant, ONSALE, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on April 18, 1997.

                                        ONSALE, INC.


                                        By: /s/JOHN F. SAUERLAND
                                            _______________________
                                            John F. Sauerland
                                            Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------

        Each person whose signature appears below constitutes and appoints John Sauerland and S. Jerrold Kaplan, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                                Date
-------------------------------- ------------------------------       -----------------------------------------
PRINCIPAL EXECUTIVE OFFICER
AND  DIRECTOR

/s/JERROLD KAPLAN
_______________________________  President and Chief                  April 17, 1997
S. Jerrold Kaplan                Executive Officer and Director

PRINCIPAL FINANCIAL AND PRINCIPAL
ACCOUNTING OFFICER

/s/JOHN F. SAUERLAND
_______________________________  Chief Financial Officer              April 17, 1997
John F. Sauerland

ADDITIONAL DIRECTORS

/s/ALAN S. FISHER
_______________________________  Vice President of Development and    April 14, 1997
Alan S. Fisher                   Operations, Chief Technical Officer
                                 and Director

/s/PETER T. HARRIS
_______________________________  Director                             April 17, 1997
Peter T. Harris

/s/PETER H. JACKSON
_______________________________  Director                            April 14, 1997
Peter H. Jackson

/s/KENNETH J. ORTON
_______________________________  Director                            April 14, 1997
Kenneth J. Orton

                               INDEX TO EXHIBITS
                               -----------------


Exhibit Number          Exhibit
--------------          -------

4.01* Certificate of Incorporation filed on December 12, 1996 (previously filed as Exhibit 3.01 to Registration Statement on Form S-1, File No. 333-18459)

4.02*                   Bylaws as of December 12, 1996 (previously filed as
                        Exhibit 3.02 to Registration Statement on Form S-1, File No. 333-18459)

4.03* Investors Rights Agreement dated as of September 12, 1996 (previously filed as Exhibit 4.01 to Registration Statement on Form S-1, File No. 333-18459)

5.01                    Opinion of Fenwick & West

23.01                   Consent of Counsel (included in Exhibit 5.1)

23.02                   Consent of Price Waterhouse LLP

24.1                    Power of Attorney (See page II-4)
_____________________________

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.